EXHIBIT 10.1

STATEMENT OF
MR. PIERO SUTTI-KEYSER
AND
MR. GORDAN SREDL
AS TO
THE JOINT FILING OF SCHEDULE 13D

We, the undersigned, hereby consent to the joint filing with the Securities and Exchange Commission (“SEC”) of the Schedule 13D dated January 20, 2014.

Dated:      January 20, 2014

PIERO SUTTI-KEYSER

/s/  Piero Sutti-Keyser
       Piero Sutti-Keyser, Individually

GORDAN SREDL

/s/  Gordan Sredl
     Gordan Sredl, Individually